Exhibit 3.2

AMENDED AND RESTATED BYLAWS

Of FCStone Group, Inc.

ADOPTED February 17, 2000, and as amended August 30, 2001

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Iowa shall be located in the City of West Des Moines, Polk County. The Corporation may have such other offices, within or without the State of Iowa, as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Iowa Business Corporation Act to be continuously maintained in Iowa shall be initially as provided in the Articles of Incorporation and shall be subject to change from time to time by resolution of the Board of Directors and filing of a statement of said change as required by the Iowa Business Corporation Act.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held on such date as the Board of Directors shall by resolution specify within 180 days following the end of the Corporation’s fiscal year. At each annual meeting the election of the directors shall take place and such other business shall be transacted as may be properly presented to such meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, by the Board of Directors or by any four (4) or more directors. The holders of shares having not less than one-tenth of all the votes entitled to be cast on any issue may cause a special meeting of the shareholders to be held upon compliance with the requirements of Section 702(1)(b) of the Iowa Business Corporation Act.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Iowa.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders; such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 6. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, by voting group (and within such voting group by class or series of shares), with the address of and the number of shares held by each. Such list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours beginning two (2) days after notice of the meeting is given. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

SECTION 7. QUORUM OF SHAREHOLDERS. One-fourth (1/4) of the total number of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act, the Restated and Amended Articles of Incorporation or the Bylaws.

SECTION 8. PROXIES. At all meetings of the shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Subject to the provisions of Section 10 of this Article, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to vote at a meeting of the shareholders. No share shall be considered outstanding unless and until fully paid and officially issued by the Corporation.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of this Corporation owned directly or indirectly by another corporation shall not be voted at any meeting except as permitted by law if a majority of the shares entitled to vote for election of directors of such other corporation is held directly or indirectly by this Corporation.

If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder as permitted by Section 724(2) of the Iowa Business Corporation Act.

The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

The Corporation and its officer or agent who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of Section 724 of the Iowa Business Corporation Act are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under Section 724 of the Iowa Business Corporation Act is valid unless a court of competent jurisdiction determines otherwise.

SECTION 11. ACTION WITHOUT MEETING OF SHAREHOLDERS. Any action required or permitted by the Iowa Business Corporation Act to be taken at a meeting of the shareholders may be taken without a meeting or vote if one or more written consents describing the action so taken and bearing the date of signature, are signed within a period of sixty (60) days by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Written notice shall be given to all shareholders at least ten (10) days before the action is taken if required by Section 704(5) of the Iowa Business Corporation Act. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. NUMBER AND CLASSES OF DIRECTORS. The number of directors shall be ten (10). The Board of Directors shall be divided into three (3) classes, which are hereby designated Class I, Class II and Class III. There shall be eight (8) Class I directors to be nominated by the holders of, and subscribers for, Class A and Class B Common Stock. There shall be one (1) Class II director to be nominated by the twelve (12) largest stockholders computed on the basis of the combined par value of common and preferred stock held (“Large Members”). In case of a tie in the determination of the last of the Large Members all such shareholders shall be considered Large Members. There shall be one (1) Class III director nominated by the Board of Directors.

SECTION 3. REGIONAL NOMINATION AND ELECTION OF CLASS I DIRECTORS. The Class I directors shall be nominated by members elected on a regional basis. For the purpose of making nominations for election of Class I directors and voting on such nominations, the territory served by the Corporation is divided into four (4) regions shown on the map which is Exhibit A to these Bylaws. Nominations for a Class I director for any region may be made only by members having their principal offices in such region. All Class I directors shall be residents of the region from which they are nominated and shall be employees of members from such region at the time of nomination. One (1) Class I director (the “Eastern Regional Director”) shall be a resident of, and elected from, the Eastern Region. Three (3) of the Class I directors (the “Central Regional Directors”) shall be residents of, and elected from, the Central Region.

Two (2) Class I directors (the “Northwestern Regional Director”) shall be residents of, and elected from, the Northwestern Region. Two (2) of the Class I directors (the “Southwestern Regional Directors”) shall be residents of, and elected from, the Southwestern Region. Employees of Large Members are eligible to be Class I directors.

SECTION 4. CLASS I NOMINATING COMMITTEES. Not later than three (3) months prior to each annual meeting of shareholders, the Board of Directors shall appoint a nominating committee for each region from which a Class I director is to be elected at such annual meeting. Each regional nominating committee shall have the authority to select nominees to be elected as a Class I director from such region at the next annual meeting of shareholders. Each regional nominating committee shall consist of three (3) persons meeting the qualifications required to be a Class I director from such region and employed by a member. Each regional nominating committee shall deliver its report to the Board of Directors at least sixty (60) days prior to the annual meeting of shareholders and in doing so, shall provide at least two (2) candidates, but not more than three (3) candidates, for each Class I director from that region to be elected. In addition to the names of candidates provided by any member from such region for consideration by the regional nominating committee, such committee may also consider as candidates persons the committee considers qualified.

SECTION 5. CLASS I NOMINATING BALLOTS. The nominees selected by each such Class I nominating committee shall be listed on a separate written nominating ballot for each region. The applicable nominating ballot shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the annual meeting of shareholders, either personally or by mail, to each member eligible to vote thereon within the region together with an instruction to return such ballot by mail to a firm of certified public accountants designated by the notice on or before a specified date which shall be not less than five (5) nor more than seven (7) days before the date of the annual meeting. A ballot must be received on or before the specified date to be counted. The nominating ballot delivered to each member shall permit such member to vote for any nominees of the applicable nominating committee or for any other person eligible to be a Class I director for such member’s region. The designated firm of accountants shall tabulate the nominating ballot and report the results to the Chairman of the Board of Directors. A single nominee for each position as a Class I director from that region who receives the highest number of votes cast by nominating ballots, shall be reported to and placed in nomination before the annual meeting. In the event of a tie vote, the Chairman of the Board of Directors shall select the nominee from among the candidates having the highest number of votes.

SECTION 6. NOMINATION OF CLASS II AND CLASS III DIRECTORS.

(a)	Class II Director.

At least three months prior to any annual meeting at which a Class II director is to be elected, the officers of the Company shall solicit each of the Large Members for nominations for election to such position. Any person nominated by at least two of the Large Members shall be listed on a written nominating ballot. The applicable nominating ballot shall be delivered no less than ten

(10) nor more than sixty (60) days before the date of the annual meeting of shareholders, either personally or by mail, to each Large Member eligible to vote thereon with an instruction to return such ballot by mail to a firm of certified public accountants designated by the notice on or before a specified date which shall be not less than five (5) nor more than seven (7) days before the date of the annual meeting. A ballot must be received on or before the specified date to be counted. The nominating ballot delivered to each Large Member shall permit such Large Member to vote for any listed nominees or for any other person eligible to be a Class II director. The designated firm of accountants shall tabulate the nominating ballot and report the results to the Chairman of the Board of Directors. A single nominee for Class II director, who receives the highest number of votes cast by nominating ballots, shall be reported to and placed in nomination before the annual meeting. In the event of a tie vote, the Chairman of the Board of directors shall select the nominee from among the candidates having the highest number of votes. Any person employed by a member shall be eligible to be a Class II director.

(b)	Class III Director.

The Board of Directors shall nominate a person to serve as a Class III director prior to any meeting at which a Class III director is to be elected. Any person selected by the Board of Directors shall be eligible to be a Class III director.

SECTION 7. ELECTION OF DIRECTORS. The name of the single nominee for each position as a director shall be reported to, and shall be placed in nomination before, the annual meeting of shareholders. Other nominations may be, but are not required to be, made from the floor. Election of directors shall be by majority vote, cast in person or by proxy at the annual meeting. Should any such nominee for any vacancy fail to receive a majority vote of shareholders entitled to vote on such nominee which are present and voting, additional nominations may be made from the floor and the shareholders entitled to vote on each such nominee in person or by proxy. In the election of directors, each shareholder entitled to vote shall have but one vote for each director to be elected.

SECTION 8. TERMS OF DIRECTORS. Class I, Class II and Class III directors shall be divided into three classes to serve three-year staggered terms. At the annual meeting at which the term of a director expires, such director’s successor shall be elected by the holders of shares of Common Stock entitled to vote thereon at such annual meeting of shareholders, to serve until the third succeeding annual meeting of shareholders and until a successor has been elected and qualified. No decrease in the number of directors shall give the effect of shortening the terms of office of any incumbent director.

SECTION 9. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Iowa for the holding of additional regular meetings without other notice than such resolution.

SECTION 10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 11. NOTICE. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice, unless oral notice is reasonable under the circumstances, of the date, time and place. Written notice may be given by facsimile transmission. If mailed, such notice must be deposited in the United States mail correctly addressed and postage prepaid at least eight (8) days prior to the date of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 12. QUORUM. A majority of directors qualified and serving shall constitute a quorum for the transaction of business; provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 13. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except to the extent otherwise provided in the Articles of Incorporation.

SECTION 14. VACANCIES. Any vacancy among the directors occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by the affirmative vote of a majority of the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if any. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, or otherwise, may be filled before the vacancy occurs, but the new director shall not take office until the vacancy occurs.

SECTION 15. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors or other persons for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

SECTION 16. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at it; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a director who voted in favor of such action.

SECTION 17. ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS. Any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or any action which may be taken at a meeting of the directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 18. TELEPHONE CONFERENCE MEETINGS. Subject to other applicable provisions contained in these Bylaws, any action required by the Iowa Business Corporation Act to be taken at a meeting of directors of the Corporation, or any action which may be taken at a meeting of the directors, or a committee of directors, may be taken by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and the participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. REMOVAL AND RESIGNATIONS OF OFFICERS. (a) Any officer or agent may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. (b) An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If the Corporation accepts the future effective date, its Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the shareholders. He shall be the principal officer of the Board of Directors and as such shall regularly advise and consult with the President to the end that the President may supervise and control the business and affairs of the Corporation within the framework and bounds of the orders, resolutions and policies from time to time enacted and established by the Board of Directors. The Chairman of the Board of Directors shall from time to time report to the Board of Directors all matters affecting the interests of the Corporation which, in his judgment, should be brought to the attention of the Board of Directors.

SECTION 6. THE VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

SECTION 7. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, subject to the general powers of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, deeds, mortgages, bonds, notes, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 8. THE VICE PRESIDENT(S). In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 9. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation; and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws. He shall in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 10. THE SECRETARY. The Secretary shall keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each shareholder; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President or by the Board of Directors.

SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

SECTION 12. SALARIES. The salary of the President shall be fixed from time to time by the Board of Directors. Salaries of other officers may be fixed by the President, subject to such review by the Board of Directors as it determines to exercise.

ARTICLE V

CONTRACTS, LOANS, CHECKS

AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES

AND THEIR TRANSFER

SECTION 1. NO CERTIFICATES. The shares of the Corporation shall be issued without certificates as provided in Section 626 of the Iowa Business Corporation Act. In lieu of any certificates the Corporation shall issue a written statement of the information required on share certificates within a reasonable time after the issue or transfer of any of the Corporation’s shares. This provision shall not apply to any outstanding certificate representing shares of the Corporation until such certificate is surrendered to the Corporation. Upon the surrender of any share represented by a certificate for transfer, such share shall be reissued without a certificate as herein provided.

SECTION 2. RECORD OWNERSHIP. The Corporation shall maintain records of share ownership which shall set forth the name of the person to whom the shares are issued, with the number of shares held and date of issue, and in the case of a share evidenced by a certificate, the number of the certificate. Such record shall be deemed conclusive evidence of share ownership rights.

SECTION 3. PREVIOUSLY ISSUED CERTIFICATES. No shares represented by a previously issued certificate shall be transferred or redeemed until the certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a transfer or redemption may occur upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 4. RESTRICTIONS ON TRANSFER OF SHARES. It is the intent of the Corporation that its preferred shares and common shares be issued and transferred only as an incident of membership in the Corporation. The Corporation’s shares shall be transferred only with the consent of the Board of Directors and only to the Corporation or to a successor in interest of the transferor that qualifies for membership in the Corporation.

SECTION 5. TRANSFERS OF SHARES. Subject to the restrictions on transfer contained in the Restated and Amended Articles of Incorporation and Bylaws of the Corporation, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by its legal representative, who shall furnish proper evidence of authority to transfer, or by its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and in the case of shares evidenced by certificate, only on surrender for cancellation of the certificate for such share certificate. Except as otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of September in each year and shall end on the last day of August in each year.

ARTICLE VIII

MEMBERSHIP

SECTION 1. MEMBERSHIP. Any entity which meets the qualifications specified for Members and shareholders in these Bylaws and the Articles of Incorporation of the Corporation may become a Member by purchasing, or subscribing for, a share of common stock of the Corporation. Each Member of the Corporation shall have entered into a patronage relationship with the Corporation and shall continue to actively patronize the Corporation. For purposes of this section, where this Corporation arranges for the provision of goods or services to its Members through a subsidiary corporation, a partnership or limited liability company of which it is a partner or member, or by contract with an unrelated supplier, a member shall be regarded as entering into a patronage relationship with the Corporation and patronizing the Corporation when it avails itself of the arrangements made and maintained by this Corporation by purchasing goods and services from such subsidiary corporation, partnership, limited liability company or unrelated supplier. The President and Assistant Secretary are authorized to enter into subscription agreements with qualified applicants for membership and notify such subscribers of acceptance as Members of the Corporation but each such subscription agreement and such notification shall be specifically subject to approval and ratification by the Board of Directors. No shares of stock of the Corporation shall be issued except upon approval of the Board of Directors. A purchaser of or a subscriber for a share of common stock in the Corporation shall become a Member upon receipt of written notice from the Corporation of acceptance as a Member of the Corporation accompanied by a copy of Section 4 of Article VIII of these Bylaws. In order to assist the Board of Directors in maintaining uniformity of decision in its consideration of applications for membership, the Board of Directors may establish by resolution separate guidelines concerning the qualifications and requirements for membership of Full Service

Members and Direct Clearing Members. Such guidelines may be amended from time to time by resolution or may be waived or modified in individual cases if deemed appropriate by the Board of Directors.

SECTION 2. FULL SERVICE MEMBERS. Each Full Service Member shall be a subscriber for or holder of a share of Class A Common Stock and shall be otherwise qualified for membership.

SECTION 3. DIRECT CLEARING MEMBERS. Each Direct Clearing Member shall be a subscriber for or holder of a share of Class B Common Stock and shall be otherwise qualified for membership. Direct Clearing Members shall be entitled to maintain a direct clearing account whereby it may place futures orders with the Corporation’s order desk at the Chicago Board of Trade, and one or more full service accounts.

SECTION 4. MEMBER CONSENT. Each person who hereafter applies for and is accepted as a Member in the Corporation and each Member of the Corporation on the date upon which these Bylaws are adopted who continues as a Member after such date shall by such act alone consent that the amount of any distribution with respect to its patronage occurring after such date which is made in written notices of allocation (as defined in 26 U.S.C. 1388) received by it from the Corporation, will be taken into account by it at their stated dollar amounts (or par value in the case of preferred stock) in the manner provided in 26 U.S.C. 1385(a), in the taxable year in which such written notices of allocation are received by it, provided, however, that this consent shall not extend to written notices of allocation clearly denominated on their face to be “nonqualified.”

ARTICLE IX

RESERVES, SURPLUS, AND

PATRONAGE DIVIDENDS

SECTION 1. NET EARNINGS. Within a reasonable time after the end of each fiscal year, the Board of Directors shall determine the net earnings or loss of the Corporation for said fiscal year, and shall determine the amount thereof which constitutes net earnings or loss from business done with or for Members and the amount thereof which constitutes net earnings or loss from other business. As used in this Article IX, “net earnings or loss” of the Corporation shall be consolidated taxable income or loss of the Corporation and its subsidiaries as determined for federal income tax purposes, before any deductions or exclusions provided in Section 1382(b) of the Internal Revenue Code of 1986, as amended, before any deduction for state income taxes and before any deductions for loss carry forwards. Where this Corporation arranges for the provision of goods or services to its Members through a subsidiary corporation, a partnership or limited liability company of which it is a partner or member, or by contract with an unrelated supplier, and its Members avail themselves of the arrangements made and maintained by this Corporation by purchasing goods and services from such subsidiary corporation, partnership, limited liability company or unrelated supplier, then, unless otherwise provided in advance by the Corporation’s

Board of Directors, all net earnings or loss of this Corporation attributable to such business shall be treated as earnings or loss of this Corporation from business done with or for Members.

SECTION 2. NET EARNINGS OR LOSS FROM OTHER BUSINESS. The net earnings, if any, of the Corporation from other business shall be used to pay or provide for income taxes or to absorb losses to the extent determined by the Board of Directors in accordance with Section 6 of this Article IX. After paying or providing for income taxes and absorbing losses, any remaining net earnings from other business shall be added to the corporation’s retained earnings or surplus. Retained earnings from other business shall be allocated to members only upon dissolution. If the Corporation incurs a net loss from other business for a fiscal year, such loss shall be handled as provided in Section 6 of this Article IX.

SECTION 3. NO ORDINARY DIVIDENDS. The holders of, and subscribers for, the common stock and preferred stock shall not be entitled to any dividends, as such, but shall, if otherwise qualified as Members, receive patronage dividends as provided in these Bylaws.

SECTION 4. NET EARNINGS OR LOSS FROM BUSINESS DONE WITH OR FOR MEMBERS — PATRONAGE DIVIDENDS. The net earnings, if any, of the corporation from business done with or for Members (reduced by losses to the extent determined by the Board of Directors in accordance with Section 6 of this Article IX) shall be allocated and paid annually to the Members of the Corporation as patronage dividends on the basis of the quantity or value of business each Member has done with the Corporation as provided in Section 5 of this Article IX. For this purpose, where this Corporation arranges for the provision of goods and services to its Members through a subsidiary corporation, a partnership or limited liability company of which it is a partner or member or by contract with an unrelated supplier, and its Members avail themselves of the arrangements made and maintained by this Corporation by purchasing goods and services from such subsidiary corporation, partnership, limited liability company or unrelated supplier, then, provided that net earnings attributable to such business are treated by the Corporation as earnings from business done with or for Members, the “quantity or value of business” done by each Member with the Corporation shall include such business. Payment shall be in cash, property, preferred stock, evidences of indebtedness or such other written notices of allocation, as the Board of Directors shall determine, provided, however, at least twenty percent (20%) of the patronage dividend paid to each Member shall be paid in cash (by check or other allowable means), unless the preferred stock, evidences of indebtedness or other written notices of allocation distributed as part of such patronage dividend are designated as “nonqualified.” If the Corporation incurs a net loss from business done with or for Members for a fiscal year, such loss shall be handled as provided in Section 6 of this Article IX.

SECTION 5. ALLOCATION UNITS. In allocating net earnings to its Members, the Corporation shall use at least two allocation units, namely a Full Service Member allocation unit and a Direct Clearing Member allocation unit for earnings attributable to its FC Stone, L.L.C. subsidiary. In addition, its Full Service Member allocation unit and its Direct Clearing Member allocation unit shall each be further subdivided into at least two pools, a General Business Pool and a Margin Pool. The Margin Pools shall be established to separately account for net earnings obtained from cash funds deposited by Members as margins for commodities futures trading purposes. Net earnings of the Margin Pools shall be allocated annually to Full Service Members and Direct Clearing members, as the case may be, and paid as a portion of the patronage dividend, with such allocation to be made on the basis of the amounts and duration of deposits of cash funds by each Member. The General Business Pools shall include all other activities of FC Stone, L.L.C. except for those of its Stone Commodities division, which shall do business on a nonpatronage basis. The net earnings or loss of the Stone Commodities division of FC Stone, L.L.C. shall be included in the net earnings or loss from other business described in Section 2 of this Article IX.

The Board of Directors may establish such additional allocation units, departments, or pools as it believes appropriate, provided that such additional units are established in advance of the time they are to take effect.

The net earnings of each allocation unit, department and pool shall be allocated to each Member on the basis of the business such Member has done with the particular allocation unit, department or pool, after charging each allocation unit, department or pool with such portion of the expenses of the Corporation which, in the judgment of the Board of Directors, is fair and reasonable.

SECTION 6. LOSSES. The Board of Directors of the Corporation shall have complete discretion to determine the handling and ultimate disposition of the Corporation’s losses and the form, priority and manner in which such losses or portions thereof shall be taken into account, retained, and ultimately recouped. The Board of Directors may retain losses of the Corporation and subsequently (i) recoup and dispose of them by offset against the net earnings of the Corporation of subsequent years, or (ii) may apply such losses to prior years’ patronage allocations at any time in order to recoup and dispose of them by means of offset and cancellation against equity account balances; or the Board of Directors may select and use any other method of disposition as the Board of Directors, in its sole discretion, shall from time to time determine. However, nothing contained herein shall be construed to render the fully-paid shares of Corporation assessable or to limit the protection of shareholders from liability provided by the Iowa Business Corporation Act.

ARTICLE X

SEAL

This Corporation shall have no corporate seal.

ARTICLE XI

WAIVER OF NOTICE

SECTION 1. WAIVER OF NOTICE BY SHAREHOLDERS. A shareholder may waive any notice required by the Iowa Business Corporation Act, the Articles of Incorporation, or the

Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting:

a. Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder’s arrival objects to holding the meeting or transacting business at the meeting.

b. Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2. WAIVER OF NOTICE BY DIRECTORS.

a. A director may waive any notice required by the Iowa Business Corporation Act, the Articles of Incorporation, or Bylaws before or after the date and time stated in the notice. Except as provided by subsection b, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

b. A director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors of the Corporation at which a quorum is present, by a majority vote of the directors present at the meeting. These Bylaws may also be altered, amended or repealed, or new Bylaws may be adopted, at any meeting of the shareholders of the Corporation at which a quorum is present, by a majority vote of the shareholders present at the meeting.

ARTICLE XIII

VOTING OF STOCK IN OTHER CORPORATIONS AND OF INTERESTS

IN PARTNERSHIPS OR LIMITED LIABILITY COMPANIES

In the absence of a resolution of the Board of Directors to the contrary, the Chairman of the Board, the Vice Chairman of the Board, the President or the Vice President of this Corporation is authorized and empowered to act for and on behalf of the Corporation by attending meetings, voting shares, executing proxies, waiving notice, executing any formal consent, or taking similar or related actions, all respecting stock of other corporations or interests in partnerships or limited liability companies which are owned by the Corporation, all without further authority than as herein contained. The Board of Directors may, in its discretion, designate any officer or person as a proxy or attorney-in-fact to vote the shares of stock in any other corporation or interests in partnerships or limited liability companies in which this Corporation may own or hold shares of stock or interests.

ARTICLE XIV

INDEMNIFICATION

Service on the Board of Directors of the Corporation, or as an officer of the Corporation, or any such service at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity, is deemed by the Corporation to have been undertaken and carried on in reliance by such persons on the full exercise by the Corporation of all powers of indemnification which are granted to it under the Iowa Business Corporation Act as amended from time to time. Accordingly, the Corporation shall exercise all of its permissive powers as often as necessary and to the fullest extent possible to indemnify such persons. Such indemnification shall be limited or denied only when and to the extent that the Iowa Business Corporation Act or other applicable legal principles limit or deny the Corporation’s authority to so act. This bylaw and the indemnification provisions of the Iowa Business Corporation Act (to the extent not otherwise governed by controlling precedent) shall be construed liberally in favor of the indemnification of such persons. In addition, except as otherwise expressly provided by the Iowa Business Corporation Act, indemnification provided for under the Iowa Business Corporation Act shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision in the Articles of Incorporation or Bylaws, agreements, vote of shareholders or disinterested directors or otherwise. Employees of the Corporation who are not officers or directors shall be indemnified by the Corporation only if the Board of Directors determines, in its sole discretion, that such indemnification is permissible under the Iowa Business Corporation Act and that such indemnification is in the best interests of the Corporation in each particular circumstance. In the exercise of its discretion the Board of Directors will consider such factors as it deems appropriate, but ordinarily will not authorize indemnification in any circumstance when the employee seeking indemnification has incurred liability to the Corporation for such circumstance under the Corporation’s errors and deficits policy applicable to such employee.

ARTICLE XV

EXECUTIVE COMMITTEE

SECTION 1. CREATION - MEMBERSHIP. The Board of Directors may by resolution create an Executive Committee, and may by like action abolish the same at any time. If created, the Executive Committee shall consist of three (3) members who shall be the Chairman, Vice Chairman and Secretary- Treasurer of the Corporation. The resolution creating or abolishing the Executive Committee shall be adopted by not less than a majority of the number of directors fixed by these Bylaws. The existence of the Executive Committee shall be confirmed annually at the annual meeting of the Board of Directors.

SECTION 2. AUTHORITY. The Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session. The creation of the Executive Committee and the delegation thereto of the authority herein granted does not alone constitute compliance by a director with the standards of conduct described in Section 830 of the Iowa Business Corporation Act.

A committee may not, however:

a. Authorize distributions;

b. Approve or propose to shareholders action that the Iowa Business Corporation Act requires be approved by shareholders;

c. Fill vacancies on the Board of Directors or on any of its committees;

d. Amend the Articles of Incorporation pursuant to section 1002 of the Iowa Business Corporation Act;

e. Adopt, amend or repeal Bylaws;

f. Approve a plan of merger not requiring shareholder approval;

g. Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

h. Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except as may be done within limits specifically prescribed by the Board of Directors.

SECTION 3. COMMITTEE PROCEEDINGS. The Executive Committee shall select its own Chairman. The Executive Committee shall hold such regular meetings at such time and place as it may determine. Special meetings of the Executive Committee shall be held upon not less than twenty-four hours written notice. Special meetings may be called by the Chairman or any two members of the Executive Committee. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

SECTION 4. REPORTS. Minutes of all proceedings of the Executive Committee shall be maintained, and the Executive Committee shall report all business transacted by it to the Board of Directors at the meeting of the Board of Directors next succeeding any action taken by the Executive Committee. The Board of Directors shall review said minutes or other reports of the Executive Committee and shall take such action thereon as the Board of Directors may deem appropriate.

SECTION 5. INFORMAL ACTION. Any action required to be taken at a meeting of the Executive Committee, or any other action which may be taken at a meeting of the Executive Committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Executive Committee, and included in the minutes or filed with the corporate records reflecting the action taken. Such action is effective when the last committee member signs the consent, unless the consent specifies a different effective date.

SECTION 6. QUORUM. All members of the Executive Committee shall constitute a quorum for the transaction of business; provided, that if not all members are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

ARTICLE XVI

EQUITY PLAN

SECTION 1. PURPOSE OF PLAN. It shall be the policy of the Corporation to maintain a level of total equity investment by its Members commensurate with prudent business practice and the volume and kind of business done by the Corporation. Each Member’s individual contribution to equity shall be determined by reference to its individual volume and kind of business. Such policy shall be achieved by distribution of patronage in the form of preferred stock as herein provided.

SECTION 2. DEFINITIONS. As used in these Bylaws “Current FCG Patronage” shall mean the patronage dividend allocated and declared to each Member each year as provided in Article IX of these Bylaws with respect to any business with or through the Corporation other than transactions with Farmers Grain Dealers, Inc. “Current FGDI Patronage” shall mean the patronage dividend allocated and declared to each Member each year as provided in Article IX of these Bylaws with respect to transactions with Farmers Grain Dealers, Inc.

SECTION 3. EQUITY INVESTMENT OF FULL SERVICE MEMBERS.

(a) At least 20 percent of Current FCG Patronage and Current FGDI Patronage allocable to a Full Service Member each year shall be paid in cash as required by Section 4 of Article IX of these Bylaws.

(b) Current FCG Patronage and Current FGDI Patronage allocable to a Full Service Member not required to be paid in cash shall be applied first to offset amounts unpaid on its subscription for Class A Common Stock, if any.

(c) Current FCG Patronage allocable to a Full Service Member not required to be paid in cash or applied to Class A Common Stock shall be paid next in the form of distribution of Series I Preferred Stock of the Corporation issued at par value in the amount necessary so that the total par value of the Full Service Member’s holdings of Series I Preferred Stock shall be not less than the Minimum Series I Preferred Stock Investment for Full Service Members determined as set forth in Section 5.

(d) Current FGDI Patronage allocable to a Full Service Member not required to be paid in cash or applied to common stock shall be paid next in the form of distribution of Series I Preferred Stock of the Corporation issued at par value in the amount necessary so that the total par value of the Full Service Member’s holdings of Series I Preferred Stock shall be not less than the Minimum Series I Preferred Stock Investment for Full Service Members as set forth in Section 5 and any remaining amount shall be paid in the form of distribution of Series II Preferred Stock of the Corporation issued at par value in the amount necessary so that the total par value of the Full Service Member’s holdings of Series II Preferred Stock shall be not less than the Minimum Series II Preferred Stock Investment as set forth in Section 6.

(e) Current FCG Patronage and Current FGDI Patronage allocable to a Full Service Member not required to be paid in cash, applied against a Class A Common Stock subscription, or paid in the form of a distribution of Series I Preferred Stock or Series II Preferred Stock shall be payable in cash to such Full Service Member each year to the extent the Board of Directors shall determine that the Corporation has sufficient resources available to make such payment consistent with prudent business practice.

(f) Series I Preferred Stock and Series II Preferred Stock may be issued to a Full Service Member in fractional denominations for the purposes of this Plan.

SECTION 4. EQUITY INVESTMENT OF DIRECT CLEARING MEMBERS.

(a) The Class B Common Stock of Direct Clearing Members shall be fully paid in cash in the amount of $100,000.00 as a condition of membership.

(b) At least 20 percent of Current FCG Patronage and Current FGDI Patronage allocable to a Direct Clearing Member each year shall be paid in cash as required by Section 4 of Article IX of these Bylaws.

(c) Current FCG Patronage allocable to a Direct Clearing Member not required to be paid in cash shall be paid in the form of a distribution of Series I Preferred Stock of the Corporation issued at par value in the amounts necessary so that the total par value of the Direct Clearing Member’s holdings of Series I Preferred Stock shall be not less than the Minimum Preferred Stock Investment for Direct Clearing Members determined as set forth in Section 5.

(d) Current FGDI Patronage allocable to a Direct Clearing Member not required to be paid in cash shall be paid next in the form of distribution of Series I Preferred Stock of the Corporation issued at par value in the amount necessary so that the total par value of the Direct Clearing Member’s holdings of Series I Preferred Stock shall be not less than the Minimum Series I Preferred Stock Investment for Direct Clearing Members set forth in Section 5 and any remaining amount shall be paid in the form of a distribution of Series II Preferred Stock of the Corporation issued at par value in the amount necessary so that the total par value of the Direct Clearing Member’s Series II Preferred Stock shall be not less than the Minimum Series II Preferred Stock Investment as set forth in Section 6.

(e) Current FCG Patronage and Current FGDI Patronage allocable to a Direct Clearing Member not required to be paid in cash or paid in the form of a distribution of Series I Preferred Stock or Series II Preferred Stock shall be payable in cash to such Direct Clearing Member each year to the extent the Board of Directors shall determine that the Corporation has sufficient resources available to make such payment consistent with prudent business practice.

(f) Series I Preferred Stock and Series II Preferred Stock may be issued to a Direct Clearing Member in fractional denominations for the purposes of this Plan.

SECTION 5. MINIMUM SERIES I PREFERRED STOCK INVESTMENT.

(a) The Minimum Series I Preferred Stock Investment of each Full Service Member and Direct Clearing Member shall be calculated annually by the Corporation according to the following schedules with respect to all business done with the Corporation (but not including transactions with Farmers Grain Dealers, Inc.):

Full Service Members

Average Number of Contracts Traded	Preferred Stock Required (At Par Value)
537 or under	$15,000
538 to 749	$20,000
750 to 999	$25,000
1,000 to 1,249	$30,000
1,250 to 1,499	$36,000
1,500 to 1,999	$42,000
2,000 to 2,999	$55,000
3,000 to 3,999	$70,000
4,000 to 4,999	$80,000
5,000 to 5,999	$95,000
6,000 to 7,999	$105,000
8,000 to 9,999	$135,000
10,000 to 11,999	$165,000
12,000 to 14,999	$200,000
15,000 to 19,999	$260,000
20,000 to 24,999	$335,000
25,000 to 34,999	$450,000
35,000 to 49,999	$625,000
50,000 to 74,999	$850,000

Direct Clearing Members

Average Number of Contracts Traded	Total Common Stock and Preferred Stock Required (At Par Value)
9,999 or Under	$135,000
10,000 to 11,999	$165,000
12,000 to 14,999	$200,000
15,000 to 19,999	$260,000
20,000 to 24,999	$335,000
25,000 to 34,999	$450,000
35,000 to 49,999	$625,000
50,000 to 74,999	$850,000
75,000 or above	$1,000,000

(b) At the close of each fiscal year the Corporation shall determine the average number of complete contracts traded per year by each Member over the last three preceding fiscal years. Such computation shall include futures contracts and options contracts. Futures contracts shall be counted only in the year in which closed. Option contracts shall be counted as one-half of a contract traded. In the case of Members which have not been Members for three fiscal years, such average shall be computed on the basis of the actual number of years of membership. The highest average computed for the Member as of the end of any fiscal year shall be deemed the “Average Number of Futures Contracts Traded” for the purpose of determining Minimum Preferred Stock Investment.

SECTION 6. MINIMUM SERIES II PREFERRED STOCK INVESTMENT

(a) The Minimum Series II Preferred Stock Investment of each Full Service Member and Direct Clearing Member shall be calculated annually by the Corporation according to the following schedules with respect to transactions with Farmers Grain Dealers, Inc.

Average Bushel Volume	Series II Preferred Stock Investment (At Par Value)
0 to 9,999	$0
10,000 to 24,999	$1,500
25,000 to 49,999	$3,000
50,000 to 99,999	$5,000
100,000 to 249,999	$10,000
250,000 to 499,999	$20,000
500,000 to 999,999	$35,000
1,000,000 to 1,499,999	$50,000
1,500,000 to 1,999,999	$65,000
2,000,000 to 2,999,999	$90,000
3,000,000 to 4,999,999	$140,000
5,000,000 to 9,999,999	$250,000
10,000,000 to 19,999,999	$350,000
20,000,000 and above	$500,000

(b) At the close of each fiscal year the Corporation shall determine the average number of bushels per year of completed grain transactions by each Member over the last three preceding fiscal years. In the case of Members which have not been Members for three fiscal years, such average shall be computed on the basis of the actual number of years of membership. The highest average computed for the Member as of the end of any fiscal year shall be deemed the “Average Bushel Volume” for the purpose of determining Minimum Series II Preferred Stock Investment.

SECTION 7. REDEMPTION. Redemption of Series I Preferred Stock and Series II Preferred Stock shall occur only to the extent provided by resolution of the Board of Directors. No reduction in the Average Number of Contracts Traded or Average Bushel Volume of any Member shall entitle such Member to redemption of any of its Series I Preferred Stock or Series II Preferred Stock.